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                                                AYP Capital, Inc.
                                                CONSOLIDATED BALANCE SHEET
                                                As of March 31, 1998

          Assets
          Property, plant, and equipment:
             At original cost                                       171,050,344
             Accumulated depreciation                                (6,974,479)
                                                                    164,075,865
          Investments and other assets:
             Nonutility investments                                   5,132,293
                                                                      5,132,293
          Current assets:
             Cash and temporary cash investments                      8,734,556
             Accounts receivable:
                Electric service                                     15,726,552
                Other                                                 1,353,898
                Allowance for Uncollectible Accounts                    (33,785)
              Accts. Receivable - Affiliates                            257,691
             Materials and supplies--at average cost:
                Operating and construction                            2,422,602
                Fuel                                                  2,706,999
             Other                                                    7,090,794
                                                                     38,259,307
          Deferred charges:
             Other                                                    5,740,678
                                                                      5,740,678

                    Total Assets                                    213,208,143

          Capitalization and Liabilities
          Capitalization:
             Common stock                                                 1,000
             Other paid-in capital                                   44,709,786
             Retained earnings                                      (21,726,359)
                                                                     22,984,427
             Preferred stock:
             Long-term debt of subsidiaries                         160,000,000
             Long-term debt of subsidiaries                                   0
                                                                    182,984,427
          Current liabilities:
             Short-term debt                                            600,000
             Accounts payable - Affil.                                6,132,976
             Accounts payable - Other                                12,267,635
             Taxes accrued:
                Federal and state income                              2,156,183
                Other                                                 2,042,974
             Interest accrued                                         1,648,000
             Payrolls Accrued                                                 0
             Other                                                    1,541,879
                                                                     26,389,647
          Deferred credits and other liabilities:
             Deferred income taxes                                    3,692,333
             Other                                                      141,736
                                                                      3,834,069

                          Total Capitalization and Liabilities      213,208,143

                                                Unaudited